Non-Competition Agreement

         THIS AGREEMENT is made as of the 24th day of May, 1999, between MORTGAGE.COM, INC., a Florida corporation (the "Company"), and JOHN BUSCEMA, an individual resident of the State of New Jersey ("Buscema" or "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company originates, processes, underwrites, funds, closes and sells mortgage loans throughout the United States, using loan correspondents, network members, retail loan officers and strategic business partners, each of whom employs the Company's proprietary CLOser software system and its associated Internet capabilities; and

         WHEREAS, Buscema is employed by the Company and is currently the President of the Company's Advanced Technology Group where he is charged with the overall development and maintenance of all of the Company's computer technology; and

         WHEREAS, in his position with the Company, Buscema has access to valuable confidential business and professional information possessed by the Company, has substantial relationships with prospective and existing technology customers and clients of the Company, has specialized training in the methods by which the Company employs its technology and conducts its business and has access to trade secrets related to the CLOser software system and its associated Internet capabilities; and

         WHEREAS, because of Buscema's intimate knowledge of the Company's confidential information, trade secrets, customer and client relationships, technology and methods of operation, there would be a detrimental effect on the Company's business if Buscema were to enter into competition with the Company after the date hereof; and

         WHEREAS, the Company is contemplating an initial public offering of its common stock and the underwriters managing the offering are unwilling to proceed with the offering in the absence of reasonable non-competition restrictions being placed on the Company's senior executive officers, including Buscema; and

         WHEREAS, Buscema holds options to purchase shares of the Company's common stock, and has a financial interest in the Company's common stock being publicly traded following an initial public offering; and

         NOW THEREFORE, in consideration of the above premises and of the promises herein contained, the parties covenant and agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following words and phrases have the following meanings:

         "Affiliate" has the same meaning as "affiliate" in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

         "Beneficial Owner" has the same meaning as "beneficial owner" in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

         "Cause" for termination means (i) Executive's conviction of a felony,
(ii) acts of Executive which, in the judgment of the Board, constitute fraud on the part of Executive, including but not limited to misappropriation or

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embezzlement in the performance of duties as an employee of the Company, or willful engagement in conduct materially injurious to the Company, or (iii) gross misconduct, including but not limited to the willful failure of Executive either to (a) obey lawful written instructions of the Board after thirty (30) days notice in writing of Executive's failure to do so and the Board's intention to terminate Executive if such failure is not corrected, or (b) correct any conduct of Executive which constitutes a breach of this Agreement after thirty
(30) days notice in writing of Executive's failure to do so and of the Board's intention to terminate Executive if such failure is not corrected.

         "Change of Control" shall be deemed to have occurred if, after the effective date of this Agreement,

                  (a) any one Person (or group of Affiliated Persons or entities) other than an Excluded Person or an underwriter temporarily holding securities pursuant to an offer of such securities, becomes a Beneficial Owner, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

                  (b) the shareholders of the Company approve, and the Company consummates, a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company, other than (i) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (ii) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person other than an Excluded Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

                  (c) the shareholders of the Company approve, and the Company consummates, an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

         "Excluded Person" means Seth Werner, Canaan Equity, L.P., Dominion Fund III, or Affiliates of any of the foregoing.

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         "Good Reason" shall be deemed to have occurred if (i) the Company reduces the Executive's base salary, (ii) the Company requires the Executive to relocate more than 50 miles from Montvale, New Jersey, (iii) the Company fails to meet its obligations hereunder or engages in any other material breach of the terms of this Agreement, (iv) there is a material adverse change by the Board of the Executive's functions, duties, authority or responsibilities without the Executive's written consent, and, as a result of such change, the Executive's position with the Company shall be or becomes one of less dignity, responsibility, authority or scope.

         "Person" means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

         "Retirement" shall be deemed to have occurred if the Executive's employment terminates at age 62 or older, and if the Executive has accrued 15 years of continuous service with the Company or any Affiliate company.

         2. Confidentiality. Buscema will not reveal to others or use any of the Company's trade secrets, proprietary information, or other confidential information pertaining to the financial affairs, condition, business, technology, customers and clients, products, manner of operation, training systems, plans or prospects of the Company or its Affiliates, or aid others in doing so, except in the proper exercise of his duties for the Company.

         3. Non-Competition. During Buscema's employment with the Company, and for a period of twelve (12) months following the termination of Buscema's employment for any reason whatsoever, Buscema will not, anywhere in the United
States:

                  (a) compete, directly or indirectly, with the Company or its Affiliates in any business that would be deemed to be competitive with the online residential mortgage origination business of the Company or its Affiliates as such business was conducted by the Company or its Affiliates during Buscema's employment; and

                  (b) become employed by or affiliated in any manner with any other business entity or person which owns or operates or is seeking to acquire or operate a business which would be deemed to be competitive with the online residential mortgage business of the Company or its Affiliates as such business was conducted by the Company or its Affiliates during Buscema's employment.

                  (c) nothing in this section shall prohibit Buscema from owning stock or other securities of a competitor amounting to less than five
         (5) percent of the outstanding capital stock of such competitor.

         4. Non-Solicitation. During Buscema's employment with the Company, and for a period of twelve (12) months following the termination of Buscema's employment for any reason whatsoever, Buscema will not:

                  (a) solicit any business from customers or prospects of the Company or its Affiliates, which solicitation would be deemed to be competitive with the business of the Company or its Affiliates as such business was conducted by the Company or its Affiliates during Buscema's employment; and

                  (b) solicit persons who are or have been employees or consultants of the Company or its Affiliates during the one (1) year period prior to termination of Buscema's employment, to leave their

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         employment or terminate their consulting arrangements with the Company or its Affiliates, or to become employed by or to engage in business with Buscema, which business would be deemed to be competitive with business of the Company or its Affiliates as such business was conducted by the Company during Buscema's employment.

         5. Compensation Upon Termination or During Disability.

                  (a) Death or Disability. If the Executive's employment is terminated by reason of his death or disability, the Executive or the Executive's estate shall be entitled to (1) his then current base salary, pro-rata bonus and all fringe benefits accrued and vested through the date of termination, (2) all accrued and vested retirement benefits and (3) in the case of the Executive's death, if no beneficiary is designated, the proceeds of any Company maintained life insurance policy.

                  (b) Termination by Company For Cause. If the Executive's employment is terminated for Cause or by reason of voluntary termination, the Executive shall be entitled to receive (1) his base salary accrued through the date of termination at the rate in effect at the time the notice of termination is given and (2) only such stock options as have vested prior to the date of termination. The Company shall have no further obligations to the Executive under this Agreement.

                  (c) Termination Upon Retirement. If the Executive's employment is terminated as a result of his Retirement the Executive shall be entitled to receive (1) his base salary accrued through the date of termination plus a pro-rata bonus at the rate in effect at the time the notice of termination is given and (2) 100% vesting of the stock options he has been granted prior to the date of termination. The Company shall have no further obligations to the Executive under this Agreement, other than its obligations under the Company's retirement plans and policies if the Executive's employment is terminated as a result of his Retirement. If the Executive's stock options vest under this paragraph, the deadline for exercising such stock options under the applicable Option Agreement shall be the date which is the sooner of three years after the date of termination or the deadline for exercising such stock options set forth in the Option Agreement.

                  (d) Termination by Company Without Cause or by the Executive with Good Reason. If the Company terminates the Executive's employment pursuant Without Cause or for Good Reason, then the Company shall pay to the Executive his base salary accrued through the date of termination at the rate in effect on the date of termination. In addition, the Company shall pay to the Executive, as liquidated damages, or severance pay, or both, on the thirtieth (30th) day following the date of termination, a lump-sum amount equal to one times the base salary then in effect, and in addition, in such event, one hundred percent of the stock options granted to Executive prior to the date of termination shall become fully vested. In addition, the Company shall maintain in full force and effect, for the continued benefit of the Executive for twelve (12) months following the date of termination, all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the date of termination, so long as the Executive's continued participation is possible under the general terms and provisions of such plans and programs.

         6. Injunctions. In the event of a breach or threatened breach by Buscema of his obligations under this Agreement, Buscema acknowledges that the Company will not have an adequate remedy at law and shall be entitled to such equitable and injunctive relief as may be available to restrain Buscema from the

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violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of monetary damages from Buscema.

         7. Modification of Restriction. Buscema acknowledges that the enforcement of the provisions in this Agreement shall not result in unreasonable deprivation of Buscema's right to earn a living and that if the provisions of this Agreement shall be determined by any court to be invalid or unenforceable to any extent, then this Agreement shall be deemed to be amended so as to be valid and enforceable to the fullest extent permitted by law.

         8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if hand delivered, sent by recognized overnight courier, or sent by certified mail to his residence in the case of Buscema, or to the principal office in Plantation, Florida, in the case of the Company.

         9. Governing Law. Buscema and the Company agree that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, exclusive of choice of laws and conflict of laws principles. The parties stipulate that any action or other legal proceeding arising under or in connection with this Agreement shall be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Broward County, Florida, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum.

         10. Counterparts. This Agreement may be executed in counterparts each of which shall be original and together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        MORTGAGE.COM, INC.


                                        By: /s/ Seth S. Werner
                                        ----------------------
                                            Seth S. Werner, President and Chief
                                            Executive Officer


                                        /s/ John Buscema
                                        ----------------
                                        John Buscema, individually



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